UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2014

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2014, the Federal Home Loan Bank of Cincinnati (the "Bank") issued a member communication announcing the promotion of J. Christopher Bates, age 38, to Senior Vice President, Chief Accounting Officer. Mr. Bates has served the Bank in several capacities since 2006, most recently as Vice President, Controller since January 2013, Vice President, Assistant Controller since January 2011, and Vice President, Financial Reporting since 2009.

The December 23, 2014 communication also announced Donald R. Able as Executive Vice President, Chief Operating and Financial Officer. Mr. Able has been serving as Executive Vice President, Chief Operating Officer & interim Chief Financial Officer since March 2014. He became Executive Vice President-Chief Operating Officer in August 2012 and has served as the Principal Financial Officer since January 2007. Prior to that, he had served as the Senior Vice President-Chief Accounting and Technology Officer since January 2011 and as the Senior Vice President-Controller since March 2006.

The December 23, 2014 member communication is filed as exhibit 99.1 of this 8-K. The information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Communication to members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

December 23, 2014	By:	Thomas J. Ciresi

Name: Thomas J. Ciresi
Title: Senior Vice President, Member Services

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Exhibit Index

Exhibit No.	Description

99.1	Communication to members.